GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
ANNOUNCES 4TH QUARTER AND 2017
EARNINGS RELEASE DATE AND CONFERENCE CALL

Atlanta, Georgia, January 24, 2018 — Genuine Parts Company (NYSE: GPC) plans to release Fourth Quarter and Year-End Earnings on February 20, 2018. Management will also conduct a conference call on this date at 11:00 a.m. Eastern time. The public may access the call on the Company’s website, www.genpt.com, by clicking “Investors”, or by dialing 800-289-0438. The conference ID is 3643063. If you are unable to participate during the call, a replay of the call will be available on the Company’s website or toll-free at 844-512-2921, ID 3643063, two hours after the completion of the conference call until 12:00 a.m. Eastern time on March 6, 2018.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the UK, Germany and Poland. The Company also distributes industrial replacement parts and electrical and electronic components in the U.S., Canada and Mexico through its Motion Industries and EIS, Inc. subsidiaries. S. P. Richards Company, the Business Products Group, distributes a variety of business products in the U.S. and in Canada. Genuine Parts Company had 2016 revenues of $15.3 billion.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Senior Vice President — Investor Relations – (678) 934-5628